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                                                                  RULE 424(B)(3)
                                                          REGISTRATION STATEMENT
                                                                    NO. 33-19975

Supplement Dated May 16, 1988
(To Prospectus Dated May 12, 1988)


                           MERRILL LYNCH & CO., INC.

                      REMARKETED PREFERRED STOCK, SERIES C

                   LIQUIDATION PREFERENCE $100,000 PER SHARE
                                     ["RP"]


Settlement Date: October 8, 1996

Applicable Dividend Rate for the Dividend Periods commencing on the Settlement
Date:

                    7-Day Dividend Period: 3.875% per annum

                    49-Day Dividend Period: 3.919% per annum